EXHIBIT 10.14

SECOND ADDENDUM TO

STOCKHOLDERS’ AGREEMENT

OF

W&T OFFSHORE, INC.

This Second Addendum to Stockholders’ Agreement is entered into as of this              day of January 2005, by and among W&T Offshore, Inc., a Texas corporation (the “Company”) and the undersigned stockholders of the Company (the “Stockholders”).

WHEREAS, the Company and the Stockholders entered into a Stockholders’ Agreement dated as of the 2nd day of December 2002, which Stockholders’ Agreement has been amended pursuant to that certain Addendum to Stockholders’ Agreement of W&T Offshore, Inc. dated as of                 , 2004 (collectively, the “Stockholders’ Agreement”); and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to change the definition of “Qualified IPO” in the Stockholders’ Agreement to provide for an IPO in which selling stockholders receive all proceeds of the IPO; and

WHEREAS, the Stockholders of the Company have consented to such change in the definition of “Qualified IPO”; and

NOW THEREFORE, in consideration of the foregoing, the Company and each of the Stockholders agree that Section          of the Stockholders’ Agreement shall be amended to read as follows:

The term “Qualified IPO” shall mean either (a) any IPO that generates gross proceeds to the Corporation of at least $100 million and that results in the aggregate number of equity securities of the Corporation held by the FS Stockholders on the Effective Date having an aggregate fair market value (based on the initial public offering price) of at least $100 million; or (b) the closing of the IPO contemplated by the Registration Statement on Form S-1 Registration No. 333-115103.

IN WITNESS WHEREOF, the undersigned have duly executed this Second Addendum to Stockholders’ Agreement as of the day and year first above written.

W&T Offshore, Inc.

By: Tracy W. Krohn, Chairman, Chief Executive Officer and President

Ann K. Freel

Jefferies & Company, Inc.

By:
Steve Landry, Senior Vice President

ING Barings Global Leverage Equity Plan LTD.,

ING Barings U.S. Leveraged Equity Plan LLC, ING

Furman Selz Investors III L.P., PPM America

Private Equity Fund, L.P., MCC 2003 Grantor

Retained Annuity Trust, DOC 2002 Trust #1 and

Stephen A. Landry

By: FS Private Investments III, Inc

By:
James L. Luikart, Authorized Signatory

Tracy W. Krohn

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